UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 3, 2009
Date of Report (Date of earliest event reported):

Commission File Number: 000-28915

STEREO VISION ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	95-4786792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15452 Cabrieto Road, Suite 204, Van Nuys, California 91406
(Address of principal executive offices)

(818) 456-3858
(Issuer's telephone number, including area code)

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 3, 2009, the Board of Directors of Stereo Vision Entertainment, Inc. (the "Company") appointed Andres Romero to a vacant seat on the Board.

From 1996 to the present, Mr. Romero has served as President of Phoneworks, Inc. d/b/a/ TPPR, a public payphone company in Puerto Rico. For 15 years, Mr. Romero also served as President and Director of Puerto Rico 7, Inc., a company operating 7-Eleven franchises in Puerto Rico.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREO VISION ENTERTAINMENT, INC.

/s/ John Honour
John Honour,
Interim Chief Executive Officer

Date: December 8, 2009